UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	April 10, 2006 (August 8, 2005)

Champion Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168
(Commission File Number)	(IRS Employer Identification No.)

2701 Cambridge Court, Suite 300, Auburn Hills, Michigan	48326
(Address of Principal Executive Offices)	(Zip Code)

(248) 340-9090

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A amends Item 9.01 of the Current Report on Form 8-K filed by Champion Enterprises, Inc. (the “Company”) on August 12, 2005 (the “August Form 8-K”), as amended by the Amendment to Current Report on Form 8-K/A filed by the Company on October 21, 2005 (the “Form 8-K/A”), regarding the completion of the acquisition by the Company and its subsidiary NEBS Acquisition Corp. of the business and substantially all the assets, including real and personal property, inventory and accounts receivable, of New Era Building Systems, Inc. and its affiliates Castle Housing of Pennsylvania, Ltd. and Carolina Building Solutions (collectively, “New Era”). This amendment supplements the historical financial statements of the business acquired under Item 9.01(a), which financial statements and information were not included in the August Form 8-K or the Form 8-K/A.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

An unaudited consolidated income statement, an unaudited consolidated balance sheet and an unaudited consolidated statement of cash flows of New Era as of and for the six month period ended June 30, 2005 are filed as Exhibit 99.1 hereto.

(d)	Exhibits.

Unaudited consolidated income statement, unaudited consolidated balance sheet and unaudited consolidated statement of cash flows of New Era as of and for the six month period ended June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.
By:	/s/ John J. Collins, Jr.
John J. Collins, Jr. Senior Vice President, General Counsel and Secretary

Date: April 10, 2006

Index to Exhibits

Exhibit No.	Description

99.1	Unaudited consolidated income statement, unaudited consolidated balance sheet and unaudited consolidated statement of cash flows of New Era as of and for the six-month period ended June 30, 2005.